UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Apollo Realty Income Solutions, Inc.

(Exact name of registrant as specified in its charter)

Maryland	87-2557571
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc. 9 West 57th Street, 42nd Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-264456

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is being filed by Apollo Realty Income Solutions, Inc. (the “Registrant”) to register its common stock, par value $0.01 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The descriptions of the shares of common stock of the Registrant registered hereby are incorporated herein by reference to the “Suitability Standards,” “Prospectus Summary,” “Net Asset Value Calculation and Valuation Guidelines,” “Description of Capital Stock” and “Share Repurchases” sections of the prospectus contained in the Registrant’s Post-Effective Amendment No. 3 to the Registration Statement on Form S-11, as filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2024 (File No. 333-264456) and all amendments and supplements to such registration statement subsequently filed with the SEC, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Exhibit No.	Description

1	Third Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 23, 2022)

2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on June 7, 2022)

3	Amended and Restated Share Repurchase Plan (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on November 29, 2022)

4	Form of Subscription Agreements (incorporated by reference to Exhibit 4.3 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 11, 2024)

5	Amended and Restated Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.2 of the Registrant’s Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on April 7, 2023)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Apollo Realty Income Solutions, Inc.

By:	/s/ Anastasia Mironova
Name: Anastasia Mironova
Title: Interim Chief Financial Officer, Treasurer and Secretary

Date: April 29, 2024